Exhibit 99.4

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Financial Service Corporation (“FFKY”), as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4, dated the date hereof, relating to the proposed transaction by and between FFKY and Community Bank Shares of Indiana, Inc. and to the references to such opinion and the quotation or summarization of such opinion contained therein. This consent relates solely to such Registration Statement and not to any subsequent amendments thereto or any other document.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Keefe, Bruyette & Woods, Inc.

KEEFE, BRUYETTE & WOODS, INC.

Dated: October 9, 2014

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